KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

                                                                47, Avenue Hoche
TEL (212) 715-9100                                                 75008 Paris
FAX (212) 715-8000                                                   France

                              December 27, 2001




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

            Re:   The Victory Portfolios
                  Post-Effective Amendment No. 64
                  File Nos. 33-8982; 811-4852
                  --------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 64 to Registration Statement No. 33-8982.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP

                                    Kramer Levin Naftalis & Frankel LLP